Exhibit 10.2

TRXADE GROUP, INC.

FIRST AMENDMENT TO

EXECUTIVE EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”) is entered into this 5th day of May 2020, to be effective as of the 14th day of April 2020 (the “Effective Date”), by and between Trxade Group, Inc., a Delaware corporation (the “Company”), and Suren Ajjarapu, an individual (the “Executive”) (each of the Company and Executive are referred to herein as a “Party”, and collectively referred to herein as the “Parties”).

WHEREAS, effective on the Effective Date, the Parties entered into an Executive Employment Agreement (the “Agreement”)1; and

WHEREAS, the Parties desire to amend the Agreement on the terms set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other good and valuable consideration, which consideration the parties hereby acknowledge and confirm the receipt and sufficiency thereof, the parties hereto agree as follows:

1. Amendments to Agreement.

(a) Effective as of the Effective Date, Exhibit B of the Agreement is amended and restated to provide as set forth on the attached Exhibit B.

(b) Effective as of the Effective Date, Section 2.3 of the Agreement is amended to include the following sentence which shall begin immediately following the last sentence of the current Section 2.3:

“Notwithstanding the limitation on the total value of the Executive’s Performance Bonuses as set forth in the first sentence of this Section 2.3, the Executive’s Performance Bonus for the twelve months ended December 31, 2020 may have a value greater than 100% of the Executive’s Base Salary for fiscal 2020, in the event that the value of the 2020 Restricted Stock, when granted, or deemed granted or valued (including, in connection with any amendment or modification to the 2020 Performance Metrics), has a value exceeding such general limitation.”

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

“COMPANY”	TRXADE GROUP, INC. a Delaware corporation

	By:	/s/ Donald G. Fell
	Name:	Donald G. Fell
	Title:	Chairman of the Compensation Committee of the Board of Directors

“EXECUTIVE”	/s/ Suren Ajjarapu
Suren Ajjarapu

1 https://www.sec.gov/Archives/edgar/data/1382574/000149315220006512/ex10-4.htm

EXHIBIT B

2020 Bonus Metrics

1.	Revenue Goal: Hit $ 12.5 Million	(34,314 Shares vest)

2.	Trxade Group Net Operating Income: 10% of total sales	(9,804 Shares vest)

3.	Bonum Health: Achieve 7,500 app downloads	(4,902 Shares vest)